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                                                                     EXHIBIT 4.2


                         GENERAL GROWTH PROPERTIES, INC.
                             GGP LIMITED PARTNERSHIP
                             110 North Wacker Drive
                             Chicago, Illinois 60606



                                November 10, 1999




Comptroller of the State of New
  York as Trustee of the Common
  Retirement Fund
633 Third Avenue
31st Floor
New York, New York 10017-6754

                  Agreement Concerning Shareholder Rights Plan


Dear Sir/Madam:

         Reference is made to the following:

                  1. that certain Stockholders Agreement dated as of December 20, 1995, among GGP/Homart, Inc. ("GGP/Homart"), Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF"), GGP Limited Partnership ("GGPLP"), General Growth Properties, Inc., ("GGPI") and certain others (as the same has been and may be further amended from time to time, the "Stockholders Agreement"), pursuant to which, among other things, (a) GGP/Homart issued to NYSCRF shares of Class B Common Stock, $.01 par value, of GGP/Homart (together with any shares of Class C Common Stock of GGP/Homart received on conversion of such shares of Class B Common Stock, the "GGP/Homart Shares"), (b) NYSCRF has the right (the "Exchange Right") to exchange all or any portion of the GGP/Homart Shares for an amount determined as provided therein (the "Exchange Amount") and otherwise upon the terms and subject to the conditions contained therein and (c) GGPI has the option to pay the Exchange Amount in cash and/or by delivery of shares of its common stock, $.10 par value ("GGPI Shares"), upon the terms and subject to the conditions contained therein;

                  2. that certain Operating Agreement dated as of the date hereof, among GGP/Homart II L.L.C. ("GGP/Homart II"), NYSCRF and GGPLP (as the same may be amended from time to time, the "Operating Agreement"), pursuant to which, among other things, (a) GGP/Homart II issued to NYSCRF Class B units of membership interest (the "GGP/Homart Units" and, together with the GGP/Homart Shares, the "Venture Securities"), (b) NYSCRF has the right (the "Put Right" and, together


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         with the Exchange Right, the "Rights") to require GGPLP to purchase all or a portion of the GGP/Homart Units for an amount determined as provided therein (the "Put Purchase Price") and otherwise upon the terms and subject to the conditions contained therein and (c) GGPI has the option to purchase all or a portion of the GGP/Homart Units and pay the Put Purchase Price by delivery of GGPI Shares, upon the terms and subject to the conditions contained therein (the GGPI Shares that are issued from time to time in connection with an exercise of Rights, the "GGPI Rights Shares");

                  3. that certain Rights Agreement dated as of November 18, 1998, between GGPI and Norwest Bank Minnesota, N.A., as amended by that certain Amendment to Rights Agreement dated the date hereof (as the same may be further amended from time to time, the "Rights Agreement"); and

                  4. that certain letter agreement dated the date hereof, between NYRSCF and GGPLP, specifying certain Persons whose principal business is deemed to be the development or management of regional shopping malls (as the same may be amended from time to time, the "Deemed Competitor Letter").

Capitalized terms used herein without definition shall have the meanings set forth in the Rights Agreement.

         1.       Matters Relating to Transfer of GGPI Shares.

         (a) Within 30 days following the receipt by GGPI of written notice of a proposed sale, conveyance, exchange or other transfer ("Transfer") of all or any portion of the GGPI Rights Shares, GGPI shall amend the Rights Agreement, if necessary, to permit the proposed transferee (the "Transferee"), together with its Affiliates and Associates, to Beneficially Own up to the number of GGPI Shares described in the last sentence of this Section 1(a) without the Transferee becoming an Acquiring Person under the Rights Agreement. Any such notice shall disclose the identity of the Transferor and proposed Transferee and contain a certification by the proposed Transferee of the number of GGPI Shares then Beneficially Owned by the proposed Transferee and its Affiliates and Associates. The number of GGPI Shares that the Transferee, together with its Affiliates and Associates, may Beneficially Own for purposes of the first sentence of this Section 1(a) is equal to the sum of (i) the number of GGPI Rights Shares, if any, previously Transferred to such Transferee in accordance with this agreement, (ii) the number of GGPI Rights Shares then proposed to be Transferred to such Transferee pursuant to this agreement and (iii) 1% of the number of GGPI Shares then issued and outstanding.

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         (b) Prior to any Transfer in connection with which the Rights Agreement has been amended as provided in Section 1(a) hereof, the proposed Transferee shall sign and deliver to GGPI and GGPLP (i) a standstill agreement in the form of Exhibit A, attached hereto and by this reference made a part hereof (a "Standstill Agreement"), and dated the date of the Transfer and (ii) an instrument in form reasonably satisfactory to GGPI and GGPLP, pursuant to which the Transferee agrees to be bound by the terms of this agreement (and upon execution and delivery of such instrument by the Transferee, the Transferee shall be entitled to the benefits of a holder of GGPI Rights Shares under this agreement). If such Transferee has previously signed and delivered to GGPI and GGPLP a Standstill Agreement, it shall deliver a new Standstill Agreement at such time.

         (c) Neither NYSCRF nor any Transferee which is bound by the terms of this agreement may Transfer any GGPI Shares (including the GGPI Rights Shares or any portion thereof) to any Person described in Section 8.5(b) of the Operating Agreement (as supplemented by the Deemed Competitor Letter) without the written consent of GGPI (which consent may be withheld in the sole and absolute discretion of GGPI), and any Transfer of GGPI Shares in violation of such restriction shall be null and void.

          2. Matters Relating to Exercise of Rights and Transfer of Venture Securities.

         (a) Notwithstanding anything to the contrary contained in the Operating Agreement and the Stockholders Agreement and upon an exercise of Rights by any holder of Venture Securities (other than NYSCRF), GGPI may pay the applicable Exchange Amount or the Put Purchase Price by issuing GGPI Rights Shares but only to the extent that (i) the issuance of GGPI Rights Shares to such holder would not cause such holder to become an Acquiring Person under the Rights Agreement or (ii) GGPI has amended the Rights Agreement (which it may do or decline to do in its sole and absolute discretion) to permit such holder, together with its Affiliates and Associates, to Beneficially Own up to the number of GGPI Shares described in the third sentence of this Section without such holder becoming an Acquiring Person under the Rights Agreement. Notwithstanding anything to the contrary contained in the Operating Agreement and the Stockholders Agreement, GGPLP and/or GGPI may defer the closing of a cash purchase and sale of Venture Securities pursuant to an exercise of the Rights for an additional 150 days in the case of an exercise of the Exchange Right and an additional 90 days in the case of an exercise of the Put Right. The number of GGPI Shares which any holder, together with its Affiliates and Associates, may Beneficially Own for purposes of clause (ii) above shall be equal to the sum of (A) the number of GGPI Rights Shares proposed to be issued by GGPI in connection with an exercise of Rights and (B) the lesser of: (I) the number of GGPI Shares that were Beneficially Owned by such holder, together with its



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Affiliates and Associates, on the date of the first acquisition of Venture
Securities by such holder or any of its Affiliates or Associates and (II) the number of GGPI Shares that are Beneficially Owned by the holder and its Affiliates and Associates at the time of such exercise of Rights. Upon exercise of Rights by a holder of Venture Securities, such holder shall deliver to GGPI and GGPLP a certification of the number of GGPI Shares referred to in clauses
(B)(I) and (B)(II) above.

         (b) In the event that the holder of any Venture Securities (other than NYSCRF) exercises Rights, GGPI pays all or a portion of the applicable Put Purchase Price and/or Exchange Amount by delivering GGPI Rights Shares and the Rights Agreement is amended as provided in Section 2(a) hereof, the holder shall sign and deliver to GGPLP and GGPI a Standstill Agreement dated the date the GGPI Rights Shares are issued. If such holder has previously signed and delivered to GGPI and GGPLP a Standstill Agreement, it shall deliver a new Standstill Agreement at such time.

         (c) Prior to any Transfer of Venture Securities, the proposed Transferee shall sign and deliver to GGPI and GGPLP an instrument in form reasonably satisfactory to GGPI and GGPLP, pursuant to which the Transferee agrees to be bound by the terms of this agreement (and upon execution and delivery of such instrument by the Transferee, the Transferee shall be entitled to the benefits of a holder of Venture Securities under this agreement), and any Transfer of Venture Securities in violation of such restriction shall be null and void.

         3. Matters Relating to Amendment of Rights Agreement. GGPI shall not
(a) amend clause (ii) of the definition of "Acquiring Person" contained in the Rights Agreement (as in effect on the date hereof) so as to materially and adversely affect NYSCRF without NYSCRF's consent, (b) further amend the Rights Agreement (as in effect on the date hereof) in any manner which is inconsistent with the terms of this agreement or (c) enter into any other agreement which is inconsistent with the terms of this agreement.

         4. Matters Relating to Beneficial Ownerships of GGPI Rights Shares. For purposes of the Rights Agreement and/or this agreement and notwithstanding anything to the contrary contained therein or herein, a holder of Venture Securities (other than NYSCRF and its Affiliates and Associates) shall not be deemed to Beneficially Own the GGPI Shares issuable to it upon the exchange or sale of the Venture Securities Beneficially Owned by it solely by virtue of its ownership of such Venture Securities.

         5. No Other Changes; Etc. Except as expressly set forth herein, the Stockholders Agreement and Operating Agreement shall remain in full force and effect. Nothing contained herein shall be deemed a waiver of the provisions of GGPI's Certificate of Incorporation, as amended. Any references to the Stockholders

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Agreement in the Stockholders Agreement or elsewhere (except herein unless otherwise specified) shall be deemed to mean the Stockholders Agreement, as amended hereby, and any references to the Operating Agreement in the Operating Agreement or elsewhere (except herein unless otherwise specified) shall be deemed to mean the Operating Agreement, as amended hereby. Neither NYSCRF nor any Transferees shall enter into any transaction or take any other action for the purpose of directly or indirectly avoiding the restrictions contained in this agreement. The parties agree that the restrictions herein are reasonable and the result of arm's-length negotiations.

         6. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute one document.

         7. Governing Law. The interpretation and performance of this agreement shall be governed under the laws of the State of Delaware (without regard to its conflict of laws rules).

         8. Successors and Assigns. The terms of this agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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         Please indicate your agreement with the foregoing by signing and returning the enclosed counterpart of this letter to the undersigned.

                                Very truly yours,

                                GGP LIMITED PARTNERSHIP, a Delaware
                                limited partnership

                                By: GENERAL GROWTH PROPERTIES, INC., a
                                    Delaware corporation, its general partner


                                By:    /s/ JOEL BAYER
                                       ---------------------------
                                Name:  Joel Bayer
                                       ---------------------------
                                Title: Senior Vice President
                                       ---------------------------

                                GENERAL GROWTH PROPERTIES,INC., a
                                Delaware corporation


                                By:    /s/ JOEL BAYER
                                       ---------------------------
                                Name:  Joel Bayer
                                       ---------------------------
                                Title: Senior Vice President
                                       ---------------------------

Accepted and agreed to as
of the date first above written

COMPTROLLER OF THE STATE OF
NEW YORK AS TRUSTEE OF THE
COMMON RETIREMENT FUND

By:    /s/ JOHN E. HULL
       ----------------------
Name:  John E. Hull
       ----------------------
Title: Deputy Comptroller
       ----------------------


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     The undersigned, GGP/Homart, Inc. and GGP/Homart II L.L.C., do hereby accept and agree to the foregoing to the extent that the foregoing constitutes an amendment to the Stockholders Agreement and the Operating Agreement, respectively.


                                             GGP/HOMART, INC., a Delaware
                                             corporation

                                             By:    /s/ JOEL BAYER
                                                    ----------------------------
                                             Name:  Joel Bayer
                                                    ----------------------------
                                             Title: Senior Vice President
                                                    ----------------------------



                                             GGP/HOMART II L.L.C., a Delaware
                                             limited liability company

                                             By:    /s/ JOEL BAYER
                                                    ----------------------------
                                             Name:  Joel Bayer
                                                    ----------------------------
                                             Title: Senior Vice President
                                                    ----------------------------



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